Exhibit 99.1

iMedia Brands Reports Third Quarter Results

Financial Turnaround Continues & Shaquille O’Neal Partnership Accelerates Growth Plan

MINNEAPOLIS, MN – November 20, 2019 – iMedia Brands, Inc. (NASDAQ: IMBI) today announced results for the third quarter ended November 2, 2019.

Third Quarter 2019 Summary & Recent Operational Highlights

•	EPS improved 36% to $(0.09) compared to $(0.14) last year.
•	Net loss improved 26% to $6.7 million compared to $9.2 million last year.
•	Adjusted EBITDA improved 77% to $(986) thousand compared to $(4.2) million last year. Previous six month period Adjusted EBITDA loss of $14 million reduced to $775 thousand for the most recent six month period.
•	Net sales of $115 million compares to $132 million last year, a 12.6% decline. Previous six month period revenue decline of 17.2% reduced to 12.7% for the most recent six months.
•	Rebranded flagship network to ShopHQ.
•	Secured exclusive relationships with seven new home and fashion brands: John O’Hurley, Heather Dubrow, Romero Britto, Danny Seo, Heather Hall, Bear Creek Cattle Steaks and Leota Fashions.
•	Launched innovative new loyalty program, ShopHQ VIP.
•	Entered into exclusive partnership with Shaquille O’Neal on November 18th.
•	Bulldog Shopping Network to launch on November 22nd.

CEO Commentary

“Before I go into our successes achieved this past quarter,” said Tim Peterman, CEO of iMedia Brands, “I want to explain the significance of our Shaquille O’Neal partnership announced yesterday. Specifically, why we worked so hard to make this happen and why we believe the size of this opportunity is significant.

“First and foremost, Shaquille O’Neal is more than a celebrity to iMedia. We know him. We know his work ethic, what kind of partner he will be and how good of an entertainer and entrepreneur he is. That is the ‘why.’ He’s that rare, authentic personality who has grown beyond his achievements to become a pop culture icon.

“iMedia estimates the size of the financial opportunity here to be meaningful. Shaq’s iconic status combined with iMedia’s television and ecommerce retailing expertise create a unique opportunity for iMedia to build a profitable, omni-channel business that iMedia believes could exceed $200 million in annual revenues.

“Regarding our operating results, prior to my arrival in May, the revenue decline for the previous six months was 17.2%. During these past six months, we successfully reduced that decline to 12.7%. We accomplished this by launching multiple exciting brands, making important staffing changes, simplifying the promotional framework and introducing an innovative loyalty program. Although the revenue decline did slow, it did not slow as fast as we wanted. The reason was the merchandising effort in the company was more troubled prior to my arrival than previously expected, particularly in our two long-lead businesses of Home and Fashion.”

Third Quarter 2019 Results

SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average selling price and EPS)

	Q3 2019 11/2/2019	Q3 2018 11/3/2018	Change		YTD 2019 11/2/2019	YTD 2018 11/3/2018	Change
Net Sales	$115.2	$131.7	(12.6%)		$378.2	$439.0	(13.9%)
Gross Margin %	36.1%	35.8%	30 bps		33.5%	36.5%	(300	bps)
Adjusted EBITDA	$(1.0)	$(4.2)	77%		$(9.2)	$3.0	N/A
Net Income (Loss)	$(6.7)	$(9.2)	26%		$(37.9)	$(12.2)	(211%)
EPS	$(0.09)	$(0.14)	36%		$(0.52)	$(0.18)	(189%)

Net Shipped Units (000s)	1,578	1,893	(17%)		5,227	6,827	(23%)
Average Selling Price (ASP)	$66	$63	5%		$65	$58	12%
Return Rate %	19.0%	19.9%	(90	bps)	19.7%	19.1%	60 bps
Digital Net Sales %	51.6%	51.9%	(30	bps)	52.5%	52.5%	0 bps
Total Customers - 12 Month Rolling (000s)	1,115	1,233	(10%)		N/A	N/A	N/A

% of Net Merchandise Sales by Category
Jewelry & Watches	45%	41%			46%	40%
Home & Consumer Electronics	23%	23%			20%	22%
Beauty & Wellness	18%	18%			19%	19%
Fashion & Accessories	14%	18%			15%	19%
Total	100%	100%			100%	100%

•	Net sales decline driven by assortment pressure in the long lead time businesses of Home and Fashion & Accessories, which required an over-reliance on the Jewelry & Watches category.
•	Subscription sales increased 10%, reflecting strong loyalty within the Beauty & Wellness category.
•	Gross margin in the third quarter increased 30 basis points to 36.1% compared to 35.8% in the year-ago quarter. The improvement was driven by a strong discipline to increase rates, which helped to offset slight product mix pressure.
•	The return rate for the quarter was 19.0%, a 90-basis point year-over-year improvement driven by return rate reductions within the Watches, Fashion & Accessories and Consumer Electronics categories.
•	Average selling price increased 5% to $66 driven by increases in the Jewelry and Home & Consumer Electronics categories, combined with a mix shift into Jewelry & Watches.
•	Operating expenses decreased 15%, or $8.1 million, year-over-year to $47.4 million, reflecting decreases of $9.0 million in distribution and selling expenses and $0.8 million in general and administration expenses, partially offset by a $1.5 million increase related to restructuring costs.

Liquidity and Capital Resources

As of November 2, 2019, total unrestricted cash was $16.6 million compared to $21.6 million at the end of the second quarter of fiscal 2019. The Company also had an additional $6.3 million of unused availability on its revolving credit facility.

Outlook

The company expects a year-over-year revenue decline in the upcoming fourth quarter, but at a lower rate than the second and third quarters of 2019. The company also expects to report positive adjusted EBITDA in the fourth quarter.(1)

Conference Call

The company will hold a conference call today at 8:30 a.m. Eastern time to discuss its third quarter 2019 results.

Date: Wednesday, November 20, 2019

Toll-free dial-in number: (877) 407-9039

International dial-in number: (201) 689-8470

Conference ID: 13696572

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the iMedia Brands website at www.imediabrands.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through December 4, 2019.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13696572.

About iMedia Brands, Inc.

iMedia Brands, Inc. (NASDAQ: IMBI) is a global interactive media company that manages a growing portfolio of niche, lifestyle television networks and web service businesses, primarily in North America, for both English speaking and, soon, Spanish speaking audiences and customers. Its brand portfolio spans multiple business models and product categories and includes ShopHQ, iMedia Web Services and soon-to-be-launched Bulldog Shopping Network and LaVenta Shopping Network. Please visit www.imediabrands.com for more investor information.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707

(1)	In accordance with SEC Guidance for Item 10(e)(1)(i)(A) of Regulation S-K, the Company has not provided a reconciliation of expected Adjusted EBITDA to expected net income in this press release due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which certain GAAP to non-GAAP adjustments may be recognized. These adjustments may include the impact of such items as loss on debt extinguishment; gain on sale of assets; executive and management transition costs; inventory impairments outside of normal course business; transaction, settlement and integration costs, net; restructuring costs; rebranding costs; the effect of other certain one-time items and the income tax effect of such items. The Company is unable to quantify these types of adjustments that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such a reconciliation would imply a degree of precision on inherently unpredictable events in its outlook that could be confusing to investors.

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	November 2,	February 2,
	2019	2019
	(Unaudited)
ASSETS
Current assets:
Cash	$16,602	$20,485
Restricted cash equivalents	-	450
Accounts receivable, net	63,729	81,763
Inventories	82,799	65,272
Prepaid expenses and other	7,491	9,053
Total current assets	170,621	177,023
Property and equipment, net	48,698	51,118
Other assets	2,397	1,846
Total Assets	$221,716	$229,987

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$76,950	$56,157
Accrued liabilities	39,643	37,374
Current portion of long term credit facility	2,488	2,488
Current portion of operating lease liabilities	836	-
Deferred revenue	35	35
Total current liabilities	119,952	96,054

Other long term liabilities	117	50
Long term credit facilities	66,924	68,932
Total liabilities	186,993	165,036

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 400,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock, $.01 par value, 99,600,000 shares authorized;
76,770,354 and 67,919,349 shares issued and outstanding	768	679
Additional paid-in capital	449,788	442,197
Accumulated deficit	(415,833)	(377,925)
Total shareholders' equity	34,723	64,951
Total Liabilities and Shareholders' Equity	$221,716	$229,987

 iMEDIA BRANDS, INC.

 AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

 (In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Nine-Month Periods Ended
	November 2,	November 3,	November 2,	November 3,
	2019	2018	2019	2018
Net sales	$115,159	$131,714	$378,183	$439,018
Cost of sales	73,573	84,559	251,578	278,738
Gross profit	41,586	47,155	126,605	160,280
Margin %	36.1%	35.8%	33.5%	36.5%

Operating expense:
Distribution and selling	38,332	47,328	128,717	144,173
General and administrative	5,415	6,214	17,816	19,454
Depreciation and amortization	2,053	1,587	6,234	4,681
Restructuring costs	1,516	-	6,681	-
Executive and management transition costs	87	408	2,428	1,432
Total operating expense	47,403	55,537	161,876	169,740
Operating loss	(5,817)	(8,382)	(35,271)	(9,460)

Other income (expense):
Interest income	4	12	15	28
Interest expense	(914)	(767)	(2,608)	(2,691)
Total other expense	(910)	(755)	(2,593)	(2,663)

Loss before income taxes	(6,727)	(9,137)	(37,864)	(12,123)

Income tax provision	(14)	(20)	(44)	(60)

Net loss	$(6,741)	$(9,157)	$(37,908)	$(12,183)

Net loss per common share	$(0.09)	$(0.14)	$(0.52)	$(0.18)

Net loss per common share
---assuming dilution	$(0.09)	$(0.14)	$(0.52)	$(0.18)

Weighted average number of common shares outstanding:
Basic	75,770,277	66,351,835	72,863,795	65,907,301
Diluted	75,770,277	66,351,835	72,863,795	65,907,301

iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Periods Ended		For the Nine-Month Periods Ended
	November 2,	November 3,	November 2,	November 3,
	2019	2018	2019	2018
Net loss	$(6,741)	$(9,157)	$(37,908)	$(12,183)
Adjustments:
Depreciation and amortization	3,052	2,532	9,192	7,667
Interest income	(4)	(12)	(15)	(28)
Interest expense	914	767	2,608	2,691
Income taxes	14	20	44	60
EBITDA (as defined)	$(2,765)	$(5,850)	$(26,079)	$(1,793)

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(2,765)	$(5,850)	$(26,079)	$(1,793)
Adjustments:
Restructuring costs	1,516	-	6,681	-
Executive and management transition costs	87	408	2,428	1,432
Rebranding costs	554	-	792	-
Inventory Impairment write-down	-	-	6,050	-
Transaction, settlement and integration costs, net	(804)	395	(804)	1,148
Non-cash share-based compensation expense	426	822	1,683	2,180
Adjusted EBITDA	$(986)	$(4,225)	$(9,249)	$2,967

Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; rebranding costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; loss on debt extinguishment; gain on sale of television station and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding rebranding, savings from cost reductions, expected changes in the merchandise mix and its impact, expectations arising from our partnership with Shaquille O’Neal, plans for Shop Bulldog and LaVenta, expected advantages to pursue restructuring and operational changes, guidance, industry prospects, or future results of operations or financial position are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.